Exhibit 5.1

[Letterhead of Lindquist & Vennum PLLP]

                                    , 2012

Urologix, Inc.

14405 21st Avenue North, Suite 110

Minneapolis, MN 55447

            Re:        Urologix, Inc. — Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Urologix, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-1, SEC File No. 333-181716 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to                               shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”) in connection with the offering described in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company, as amended; (iii) the underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement; (iv) minutes and records of the corporate proceedings of the Company; and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized under Minnesota law and (a) when the Registration Statement becomes effective under the Securities Act, (b) when the Company’s board of directors (the “Board”) has taken all necessary action to approve the issuance and sale of the Shares, including determination of a specific number of Shares to be sold and a specific price for the sale of the Shares, and (c) upon payment and delivery in accordance with the underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement and approved by the Board, the Shares will be validly issued, fully paid and nonassessable under Minnesota law if (i) issued as certificated shares, when certificates representing such Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or (ii) if issued as uncertificated shares, upon authorization thereof by action of the Board.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Minnesota Business Corporations Act (including the statutory provisions, all applicable provisions of the Minnesota constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion thereafter.

Sincerely,

Lindquist & Vennum PLLP

By: ___________________________________